UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2011

Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On March 29, 2011, Taylor Capital Group, Inc. (the “Registrant”) issued a press release (the “Press Release”) announcing the closing of the previously announced transaction pursuant to which the Registrant agreed to issue shares of 8% Non-Cumulative, Non-Voting, Contingent Convertible Preferred Stock, Series F (the “Series F Preferred Shares”) in a private placement to accredited investors that include certain officers of the Registrant, as well as Harrison I. Steans, Jennifer Steans and Bruce Taylor, each of whom are members of the Registrant’s board of directors. Certain other individuals and entities that have previously invested in securities offered by the Registrant are also participating in this transaction, including Prairie Capital IV, L.P. and Prairie Capital IV QP, L.P. (collectively, the “Prairie Funds”). The amount funded in the transaction was $25 million, and the Registrant intends to use the proceeds to provide additional capital to the Registrant and Cole Taylor Bank and for general business purposes.

At closing, the Registrant issued a total of 1,000,000 Series F Preferred Shares, with a purchase price and liquidation preference of $25.00 per share. The Series F Preferred Shares automatically convert into shares of the Registrant’s common stock (or, in the case of Series F Preferred Shares held by the Prairie Funds, into shares of the Registrant’s newly created Non-Voting, Convertible Preferred Stock, Series G (the “Series G Preferred Shares”)) upon stockholder approval of the issuance of the underlying shares of the Registrant’s common stock.

Upon stockholder approval, which was obtained at a special meeting of the Registrant’s stockholders held on March 29, 2011, the Series F Preferred Shares automatically converted into 2,280,000 shares of the Registrant’s common stock (and, in the case of Series F Preferred Shares held by the Prairie Funds, into 220,000 Series G Preferred Shares) at a conversion price of $10.00 per share.

The Series F Preferred Shares were issued in reliance on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 of Regulation D thereunder. The Registrant relied on the exemption from registration provided under Section 4(2) of the Act based in part on representations made by the investors in their subscription agreements, including representations with respect to each investor’s status as an accredited investor and investment intent with respect to the acquired securities. The shares of the Registrant’s common stock and the Series G Preferred Shares issued upon conversion of the Series F Preferred Shares were issued in reliance on the exemptions from registration provided by Section 3(a)(9) of the Act, because no commission or other remuneration was paid in connection with such conversion and the resulting issuance of shares of the Registrant’s common stock or Series G Preferred Shares.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Article FOURTH of the Registrant’s Third Amended and Restated Certificate of Incorporation, as amended, authorizes the Registrant’s board of directors to designate a class or series of preferred stock and to fix the designations, powers, preferences and rights of shares of any such class or series and the qualifications, limitations or restrictions thereof. On March 25, 2011, the Registrant filed the Certificate of Designations of 8% Non-Cumulative, Non-Voting, Contingent Convertible Preferred Stock, Series F, and Non-Voting Convertible Preferred Stock, Series G (the “Series F and G Certificate of Designations”) to fix the designations, preferences, limitations and relative rights of the Series F Preferred Shares and the Series G Preferred Shares. The description of the Series F Preferred Shares and the Series G Preferred Shares set forth in Item 3.02 above is incorporated by reference herein.

The Series F and G Certificate of Designations is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Registrant held a special meeting of its stockholders on March 29, 2011 during which the Registrant’s stockholders took the following actions:

Approved the issuance, directly or indirectly, of 2,500,000 shares of the Registrant’s common stock upon conversion of 1,000,000 Series F Preferred Shares, including: (i) 829,100 shares of the Registrant’s common stock to be issued to certain of the Registrant’s directors and officers upon conversion of 331,640 Series F Preferred Shares held by such persons, and (ii) 220,000 shares of the

Registrant’s common stock issuable upon conversion of 220,000 Series G Preferred Shares, to be issued to the Prairie Funds upon conversion of 88,000 Series F Preferred Shares held by the Prairie Funds:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
12,002,591	1,123,447	195,756	0

A total of 20,476,404 votes were eligible to be cast at the special meeting of stockholders.

Item 8.01	Other Events

A copy of the Press Release issued by the Registrant on March 29, 2011 is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Series F and G Certificate of Designations, filed March 25, 2011 with the Secretary of State of the State of Delaware.

99.1	Press Release, dated March 29, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2011

TAYLOR CAPITAL GROUP, INC.

By:	/s/ Steven H. Shapiro
Steven H. Shapiro
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Series F and G Certificate of Designations, filed March 25, 2011 with the Secretary of State of the State of Delaware.

99.1	Press Release, dated March 29, 2011.